UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2014

GREAT PLAINS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd, Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 2, 2014, Great Plains Holdings, Inc. (“we,” “us,” “our,” or “Company”), through its wholly owned subsidiary Ashland Holdings, LLC (“Ashland”), offered $54,500.00 (the “Purchase Price”) to Jonathan and Jessica Delavan (the “Sellers”), for the purchase of the property located at 13537 County Road 109E-1, Lady Lake, FL 32159 (the “Property”) (the “Offer”).  The Sellers accepted our Offer on October 2, 2014.  We made an initial deposit of $2,500.00 in cash on October 6, 2014 (the “Initial Deposit”).  The Purchase Price, minus the Initial Deposit, will be paid in cash at closing.

The Property is a 960 square foot residential property.  We are pleased to be adding this property to the Ashland portfolio of income producing properties, and continue to look for additional high quality properties.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Sale and Purchase Agreement between Great Plains Holdings, Inc. and Jonathan and Jessica Delavan dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.

Date: October 9, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer